EXHIBIT 24
                          POWER OF ATTORNEY


     We, the undersigned directors of Questar Market Resources, Inc., hereby severally constitute G. L. Nordloh and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2000 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Market Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2000 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     Signature                      Title            Date



/s/ R. D. Cash           Chairman of the Board      3/27/01
R. D. Cash



/s/ K. O. Rattie         Vice Chairman              3/27/01
K. O. Rattie



/s/ G. L. Nordloh        President & Chief          3/27/01
G. L. Nordloh            Executive Officer
                              Director


/s/ T. Beck                   Director              3/27/01
T. Beck



/s/ P. J. Early               Director              3/27/01
P. J. Early



/s/ W. N. Jones               Director              3/27/01
William N. Jones